UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2015

MAGICSTEM GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-36128	46-1504799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 701, 7th Floor, Silvercord Tower 2 30 Canton Road, Tsim Sha Tsui, Hong Kong		N/A
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		+852 2162 7495
COLD CAM, INC.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items
As previously announced on Form 8-K, on April 1, 2015, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Magicstem Group Corp., a Nevada corporation, to effect a name change from Cold Cam, Inc. to Magicstem Group Corp.  Magicstem Group Corp. was formed solely for the change of name.
Articles of Merger to effect the merger and change of name were filed with the Nevada Secretary of State on April 17, 2015 with an effective date of April 30, 2015.
The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of May 4, 2015.
The name change will become effective with the OTC Markets at the opening of trading on May 4, 2015 under the symbol "MGGI".  Our new CUSIP number is 55917N105.
Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger filed with the Nevada Secretary of State on April 17, 2015 with an effective date of April 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGICSTEM GROUP CORP.
/s/ Chi Man Ng
Chi Man Ng
President, Chief Executive Officer and Director
Date:	May 5, 2015